Exhibit 99.(a)(1)(D)

Open Solutions Inc.

Offer to Purchase for Cash

All of its Outstanding
Senior Subordinated Convertible Notes due 2035

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 22, 2007, UNLESS THE OFFER IS EXTENDED.

December 21, 2006

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

          Open Solutions Inc., has appointed us to act as Dealer Managers in connection with the enclosed Offer to Purchase dated December 21, 2006 (as the same may be supplemented or amended from time to time, the “Offer to Purchase”) and a related form of Letter of Transmittal (as the same may be supplemented or amended from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Open Solutions Inc., a Delaware corporation (“Open Solutions”), to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal, all of its outstanding Senior Subordinated Convertible Notes due 2035 (the “Notes”) at a price equal to $781.02 per $1,000 principal amount at maturity. In addition, holders will be entitled to receive and retain the cash interest payable on their Notes on February 2, 2007 in respect of any Notes held of record on January 15, 2007, the relevant record date.

          The maximum aggregate principal amount at maturity of Notes that may be purchased in the Offer, $270,000,000, is referred to as the “Offer Amount” for the Notes. The Offer Amount is 100% of the aggregate outstanding principal amount of the Notes. The Offer is not conditioned upon any minimum number of Notes being tendered. The Offer is, however subject to certain other conditions.

          Only Notes validly tendered, and not withdrawn, will be subject to purchase pursuant to the Offer. You may tender, and Open Solutions will only accept, Notes tendered in denominations of $1,000 principal amount at maturity and integral multiples thereof. Open Solutions will return all Notes not purchased promptly after the Offer is completed or terminated.

          The Offer expires at midnight, New York City time, on January 22, 2007, unless the Offer is extended. We call this time and date, as it may be extended, the “Expiration Date.” The withdrawal rights expire at midnight, New York City time, on January 22, 2007.

          Tender holders will not be obligated to pay brokerage fees or commissions to the Dealer Managers, the Tender Agent, or the Information Agent or, except as set forth in Instruction 7 to the Letter of Transmittal, transfer taxes on the

          In all cases, Open Solutions will make appropriate adjustments to avoid purchases of Notes in a principal amount other than an integral multiple of $1,000.

          Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

          Holders of Notes whose certificates for their Notes are not immediately available, who do not have sufficient time to permit their Letter of Transmittal, certificates representing their Notes and all other required documents to reach the Tender Agent on or prior to the Expiration Date, or who cannot complete the procedures for book-entry transfer (including delivery of an Agent’s Message) on or prior to the Expiration Date, may tender their Notes using a Notice of Guaranteed Delivery in accordance with the guaranteed delivery procedures set forth in Section 7 “Procedures for Tendering Notes –– Guaranteed Delivery” of the Offer to Purchase.

          For your information and for forwarding to your clients for whom you hold Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	Offer to Purchase dated December 21, 2006.

2.

A Letter of Transmittal for the Notes for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding.

3.	A Notice of Guaranteed Delivery.

4.

A printed form of letter which may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Offer. This form will enable your clients to tender all Notes that they own.

          DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

          Open Solutions will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Managers, Information Agent and Tender Agent as described in the Offer to Purchase) for soliciting tenders of Notes in the Offer. Open Solutions will, however, upon request reimburse you for your customary mailing and handling costs incurred by you in forwarding the enclosed materials to your customers.

          WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

          Any inquiries you may have with respect to the Offer should be addressed to D.F. King & Co., Inc., the Information Agent, at 48 Wall Street, 22nd Floor, (800) 431-9642 (toll free)  or (212) 269-5550 (call collect) or at the address set forth on the back cover of the Offer to Purchase, or to Wachovia Securities, the Dealer Manager for the Offer, at (866) 309-6316 (toll free) or (704) 715-8341 (call collect). Additional copies of the enclosed materials may be obtained from the Information Agent.

Very truly yours,

WACHOVIA SECURITIES

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF OPEN SOLUTIONS, THE DEALER MANAGER, THE INFORMATION AGENT, THE TENDER AGENT, OR ANY OF THEIR RESPECTIVE AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

IMPORTANT: THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF OR AGENT’S MESSAGE), WITH ANY REQUIRED SIGNATURE GUARANTEES, TOGETHER WITH THE NOTES OR AN ELECTRONIC CONFIRMATION THROUGH DTC’S ATOP (TOGETHER WITH A BOOK-ENTRY CONFIRMATION) OR A NOTICE OF GUARANTEED DELIVERY, IF APPLICABLE, AND ALL OTHER ACCOMPANYING EVIDENCES OF AUTHORITY AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE TENDER AGENT AT OR PRIOR TO THE EXPIRATION DATE IN ORDER FOR A TENDERING HOLDER TO RECEIVE THE PURCHASE PRICE FOR THEIR TENDERED NOTES. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE TENDER AGENT.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the proper identification number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended (“the Code”). “IRS” is the Internal Revenue Service.

For this type of account:		Give the NAME and SOCIAL SECURITY number of:	For this type of account:		Give the NAME and EMPLOYER IDENTIFICATION number of:

1.	Individual	The individual	6.	Sole proprietorship or single-owner LLC	The owner (3)
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	A valid trust, estate, or pension trust	The legal entity(4)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8.	Corporate or LLC electing corporate status on Form 8832	The corporation
4.	(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
	(b) So-called trust account that is not a legal or valid trust under State law	The actual owner(1)	10.	Partnership or multi- member LLC	The partnership
			11.	A broker or registered nominee	The broker or nominee
5	Sole proprietorship or single-owner LLC	The owner(3)	12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your social security number or your employee identification number (if you have one).
(4)

List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number and have already applied for a TIN or intend to apply for one soon or you don’t know your number, write “Applied For” in the space for the TIN and sign and date the form and give it to the requester. To obtain a TIN, use Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities). These forms are available at the local office of the Social Security Administration or the Internal Revenue Service, on the internet at http://www.irs.gov, or by calling 1-800-TAX-FORM.

Section references are to the Internal Revenue Code of 1986, as amended.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under Section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
•	The United States or any agency or instrumentality thereof.
•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
•	An international organization or any agency, or instrumentality thereof.

Payees that MAY BE EXEMPT from backup withholding include the following (Section references are to the Internal Revenue Code):

•	A corporation.
•	A foreign central bank of issue.
•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
•	A futures commission merchant registered with the Commodity Futures Trading Commission.
•	A real estate investment trust.
•	An entity registered at all times under the Investment Company Act of 1940.
•	A common trust fund operated by a bank under Section 584(a).
•	A financial institution.
•	A middleman known in the investment community as a nominee or custodian.
•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments Exempt from Backup Withholding

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.
•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made by certain foreign organizations.
•	Section 404(k) distributions made by an employee stock option plan.

Payments of interest not generally subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
•	Payments described in Section 6049(b)(5) to nonresident aliens.
•	Payments on tax-free government bonds under Section 1451.
•	Payments made by certain foreign organizations.
•	Mortgage or student loan interest paid to you.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

          Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations under those sections.

          Privacy Act Notice. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments. If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure is strong evidence of negligence. If negligence is shown, you will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure.

(3) Civil Penalty for False Information With Respect To Withholding. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(5) Misuse of Taxpayer Identification Numbers. If the requester discloses or uses Taxpayer Identification Numbers in violation of federal law, the requester may be subject to civil or criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.